Exhibit 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-260358 on Form S-4/A of CIM Real Estate Finance Trust, Inc. of our report dated March 30, 2021, relating to the financial statements of CIM Income NAV, Inc. and subsidiaries. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Phoenix, Arizona
November 3, 2021